Exhibit 99.1

POST OFFICE BOX 787

LEBANON, TENNESSEE

37088-0787

Investor Contact:	Lawrence E. Hyatt (615) 235-4432

Media Contact:	Andy Merrill (212) 886-9304

CRACKER BARREL REPORTS RESULTS FOR FIRST QUARTER FISCAL 2014

Positive Comparable Restaurant and Retail Sales in the Quarter

LEBANON, Tenn. – November 26, 2013 – Cracker Barrel Old Country Store, Inc. (“Cracker Barrel” or the “Company”) (Nasdaq: CBRL) today reported financial results for the first quarter of fiscal 2014 ended November 1, 2013.

First-Quarter Fiscal 2014 Highlights

•	Compared to the prior year first quarter, comparable store restaurant sales increased 2.8% and comparable store retail sales increased 2.5%.

•	Eighth consecutive quarter of positive comparable restaurant sales and retail sales, and outperformance of the Knapp-TrackTM casual dining index.

•	On a GAAP basis, operating income margin was 6.8% of total revenue, compared with 7.2% in the prior year quarter. Adjusted for proxy contest expenses, adjusted operating income margin was 7.2% of total revenue, compared with 7.8% in the prior year quarter. (See non-GAAP reconciliation below.)

•	On a GAAP basis, earnings per diluted share were $1.14, or $1.22 when adjusted for proxy contest expenses, compared with adjusted EPS of $1.08 in the prior year quarter.

Commenting on the first-quarter results, Cracker Barrel President and Chief Executive Officer Sandra B. Cochran said, “We are pleased with our first quarter results, which represent our eighth consecutive quarter of increased year-over-year comparable store sales. Although the government shutdown challenged our consumer and added to an already difficult environment, this quarter’s financial results exceeded our expectations and reflect our initial success in executing our business priorities for fiscal 2014.”

First-Quarter Fiscal 2014 Results

Revenue

The Company reported total revenue of $649.1 million for the first quarter of fiscal 2014, representing an increase of 3.5% over the first quarter of the prior year. Comparable store restaurant sales increased 2.8%, including a 2.9% increase in average check. The average menu price increase for the quarter was approximately 2.5%. Comparable store retail sales increased 2.5% for the quarter. The Company opened one new Cracker Barrel store during the quarter.

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Cracker Barrel Reports First Quarter Results

November 26, 2013

Comparable store restaurant traffic, average check and comparable store restaurant and retail sales for the fiscal months of August, September and October and for the first quarter were as follows:

	August	September	October	First Quarter
Comparable restaurant traffic	1.2%	-0.1%	-1.1%	-0.1%
Average check	2.0%	3.3%	3.2%	2.9%
Comparable restaurant sales	3.2%	3.2%	2.1%	2.8%
Comparable retail sales	2.9%	3.3%	1.7%	2.5%

The Company believes that the 16-day partial shutdown of the federal government in October had a negative impact on comparable store traffic and sales of between 20 and 30 basis points for the quarter.

Operating Income

GAAP operating income in the first quarter was $44.2 million, or 6.8% of total revenue. Adjusted for proxy contest expenses, adjusted operating income was $47.1 million, or 7.2% of total revenue, compared with adjusted operating income of $49.2 million, or 7.8% of total revenue, in the prior year quarter. A 60 basis point reduction in store labor and related expenses was offset by the cost of a company-wide managers’ conference and the timing of advertising expenses related to the Wholesome Fixin’s® rollout.

Diluted Earnings per Share

On a GAAP basis, earnings per diluted share in the first quarter of fiscal 2014 were $1.14, compared with $0.97 in the prior year quarter. Adjusted for proxy contest expenses, adjusted earnings per diluted share were $1.22, compared with adjusted earnings per diluted share of $1.08 in the prior year quarter.

Fiscal 2014 Outlook

Based upon year-to-date financial performance and continuing uncertainty about economic trends, the Company re-affirmed its previous full year earnings guidance. For fiscal 2014, the Company expects total revenue of between $2.7 billion and $2.75 billion, an operating income margin of between 7.8% and 8.0%, and earnings per diluted share of between $5.60 and $5.80. The revenue projection for fiscal 2014 reflects the expected opening of seven or eight new Cracker Barrel stores, and projected increases in comparable store restaurant sales and retail sales in a range of 2.0% to 3.0%. The Company’s projections are based upon expected food commodity inflation of approximately 2% for the year; depreciation expense between $68 million and $70 million; net interest expense between $16 million and $18 million; and an effective tax rate of between 31% and 32%. The Company expects capital expenditures during fiscal 2014 to be between $90 million and $100 million.

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Cracker Barrel Reports First Quarter Results

November 26, 2013

The Company expects to report earnings per diluted share for the second quarter of 2014 of between $1.50 and $1.60. The Company notes that its guidance does not include expenses related to the proxy contest at its recent annual shareholders’ meeting. The Company reminds investors that its outlook for fiscal 2014 reflects a number of assumptions, many of which are outside the Company’s control.

Fiscal 2014 First-Quarter Conference Call

As previously announced, the live broadcast of Cracker Barrel’s quarterly conference call will be available to the public on-line at investor.crackerbarrel.com on November 26, 2013, beginning at 11:00 a.m. (Eastern Time). An on-line replay will be available at 2:00 p.m. (Eastern Time) and continue through December 10, 2013.

About Cracker Barrel

Cracker Barrel Old Country Store provides a friendly home-away-from-home in its old country stores and restaurants. Guests are cared for like family while relaxing and enjoying real home-style food and shopping that’s surprisingly unique, genuinely fun and reminiscent of America’s country heritage…all at a fair price. The restaurants serve up delicious, home-style country food such as meatloaf and homemade chicken n’ dumplins as well as our signature biscuits using an old family recipe. The authentic old country retail store is fun to shop and offers unique gifts and self-indulgences.

Cracker Barrel Old Country Store, Inc. (Nasdaq: CBRL) was established in 1969 in Lebanon, Tenn. and operates 625 company-owned locations in 42 states. Every Cracker Barrel store is open seven days a week with hours Sunday through Thursday, 6 a.m. – 10 p.m., and Friday and Saturday, 6 a.m. – 11 p.m. For more information, visit: crackerbarrel.com.

CBRL-F

Except for specific historical information, certain of the matters discussed in this press release may express or imply projections of revenues or expenditures, statements of plans and objectives or future operations or statements of future economic performance. These, and similar statements are forward-looking statements concerning matters that involve risks, uncertainties and other factors which may cause the actual performance of Cracker Barrel Old Country Store, Inc. and its subsidiaries to differ materially from those expressed or implied by this discussion. All forward-looking information is subject to completion of our financial procedures for Q1 FY14 and is provided pursuant to the safe harbor established under the Private Securities Litigation Reform Act of 1995 and should be evaluated in the context of these factors. Forward-looking statements generally can be identified by the use of forward-looking terminology such as “trends,” “assumptions,” “target,” “guidance,”

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Cracker Barrel Reports First Quarter Results

November 26, 2013

“outlook,” “opportunity,” “future,” “plans,” “goals,” “objectives,” “expectations,” “near-term,” “long-term,” “projection,” “may,” “will,” “would,” “could,” “expect,” “intend,” “estimate,” “anticipate,” “believe,” “potential,” “regular,” “should,” “projects,” “forecasts,” or “continue” (or the negative or other derivatives of each of these terms) or similar terminology and include the expected effects of operational improvement initiatives, such as new menu items and retail offerings. Factors which could materially affect actual results include, but are not limited to: the effects of uncertain consumer confidence, higher costs for energy, general or regional economic weakness, weather on sales and customer travel, and discretionary income or personal expenditure activity of our customers; our ability to identify, acquire and sell successful new lines of retail merchandise and new menu items at our restaurants; our ability to successfully implement or sustain plans intended to improve operational or marketing execution and performance; changes in or implementation of additional governmental or regulatory rules, regulations and interpretations affecting tax, wage and hour matters, health and safety, pensions, insurance or other undeterminable areas; our ability to successfully implement plans intended to promote or protect our brands and products; commodity price increases; the ability of and cost to us to recruit, train, and retain qualified hourly and management employees in an escalating wage environment; the effects of increased competition at our locations on sales and on labor recruiting, cost, and retention; workers’ compensation, group health and utility price changes; consumer behavior based on negative publicity or concerns over nutritional or safety aspects of our food or products or those of the restaurant industry in general, including concerns about pandemics, as well as the possible effects of such events on the price or availability of ingredients used in our restaurants; the effects of our substantial indebtedness and associated restrictions on our financial and operating flexibility and ability to execute or pursue our operating plans and objectives; changes in interest rates or capital market conditions affecting our financing costs and ability to refinance all or portions of our indebtedness; the effects of business trends on the outlook for individual restaurant locations and the effect on the carrying value of those locations; the availability and cost of suitable sites for restaurant development and our ability to identify those sites; changes in land, building materials and construction costs; the actual results of pending, future or threatened litigation or governmental investigations and the costs and effects of negative publicity associated with these activities; practical or psychological effects of natural disasters or terrorist acts or war and military or government responses; disruptions to our restaurant or retail supply chain; changes in foreign exchange rates affecting our future retail inventory purchases; implementation of new or changes in interpretation of existing accounting principles generally accepted in the United States of America; and other factors described from time to time in our filings with the Securities and Exchange Commission, press releases, and other communications.

Any forward-looking statement made by us herein, or elsewhere, speaks only as of the date on which made. We expressly disclaim any intent, obligation or undertaking to update or revise any forward-looking statements made herein to reflect any change in our expectations with regard thereto or any change in events, conditions or circumstances on which any such statements are based.

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Cracker Barrel Reports First Quarter Results

November 26, 2013

CRACKER BARREL OLD COUNTRY STORE, INC.

CONDENSED CONSOLIDATED INCOME STATEMENTS

(Unaudited)

(In thousands, except share and per share amounts, percentages and ratios)

	First Quarter Ended
	11/1/13	11/2/12	Percentage Change
Total revenue	$649,141	$627,451	4%
Cost of goods sold	205,929	197,858	4

Gross profit	443,212	429,593	3
Labor and related expenses	236,747	232,739	2
Other store operating expenses	125,341	115,865	8

Store operating income	81,124	80,989	0
General and administrative expenses	36,887	35,681	3

Operating income	44,237	45,308	(2)
Interest expense	4,407	10,712	(59)

Pretax income	39,830	34,596	15
Provision for income taxes	12,670	11,404	11

Net income	$27,160	$23,192	18

Earnings per share – Basic:	$1.14	$0.98	16

Earnings per share – Diluted:	$1.14	$0.97	17

Weighted average shares:
Basic	23,817,436	23,577,574	1
Diluted	23,925,088	23,787,625	1

Ratio Analysis
Total revenue:
Restaurant	80.4%	80.4%
Retail	19.6	19.6

Total revenue	100.0	100.0
Cost of goods sold	31.7	31.5

Gross profit	68.3	68.5
Labor and related expenses	36.5	37.1
Other store operating expenses	19.3	18.5

Store operating income	12.5	12.9
General and administrative expenses	5.7	5.7

Operating income	6.8	7.2
Interest expense	0.7	1.7

Pretax income	6.1	5.5
Provision for income taxes	1.9	1.8

Net income	4.2%	3.7%

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Cracker Barrel Reports First Quarter Results

November 26, 2013

CRACKER BARREL OLD COUNTRY STORE, INC.

CONDENSED CONSOLIDATED BALANCE SHEETS

(Unaudited and in thousands, except share amounts)

	11/1/13	8/2/13
Assets
Cash and cash equivalents	$57,542	$121,718
Property held for sale	883	883
Accounts receivable	16,730	15,942
Inventory	173,296	146,687
Prepaid expenses	15,913	12,648
Deferred income taxes	4,315	4,316
Property and equipment, net	1,026,185	1,026,369
Other long-term assets	59,719	59,743

Total assets	$1,354,583	$1,388,306

Liabilities and Shareholders’ Equity
Accounts payable	$93,694	$110,637
Other current liabilities	205,487	205,430
Long-term debt	393,750	400,000
Interest rate swap liability	11,298	11,644
Other long-term obligations	117,392	120,073
Deferred income taxes	57,111	56,496
Shareholders’ equity, net	475,851	484,026

Total liabilities and shareholders’ equity	$1,354,583	$1,388,306

Common shares issued and outstanding	23,795,590	23,795,327

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Cracker Barrel Reports First Quarter Results

November 26, 2013

CRACKER BARREL OLD COUNTRY STORE, INC.

CONDENSED CONSOLIDATED CASH FLOW STATEMENTS

(Unaudited and in thousands)

	Three Months Ended
	11/1/13	11/2/12
Cash flows from operating activities:
Net income	$27,160	$23,192
Depreciation and amortization	16,477	15,959
Loss on disposition of property and equipment	877	655
Share-based compensation, net of excess tax benefit	2,252	595
(Increase) in inventories	(26,609)	(34,208)
(Decrease) in accounts payable	(16,943)	(2,424)
Net changes in other assets and liabilities	(12,445)	(17,397)

Net cash used in operating activities	(9,231)	(13,628)

Cash flows from investing activities:
Purchase of property and equipment, net of insurance recoveries	(17,122)	(13,310)
Proceeds from sale of property and equipment	144	6

Net cash used in investing activities	(16,978)	(13,304)

Cash flows from financing activities:
Net payments for credit facilities and other long-term obligations	(1)	(29)
(Taxes withheld) and proceeds from issuance of share-based compensation awards, net	(8,214)	2,322
Excess tax benefit from share-based compensation	568	1,274
Purchases and retirement of common stock	(12,473)	0
Dividends on common stock	(17,847)	(9,732)

Net cash used in financing activities	(37,967)	(6,165)

Net change in cash and cash equivalents	(64,176)	(33,097)

Cash and cash equivalents, beginning of period	121,718	151,962

Cash and cash equivalents, end of period	$57,542	$118,865

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Cracker Barrel Reports First Quarter Results

November 26, 2013

CRACKER BARREL OLD COUNTRY STORE, INC.

Supplemental Information

(Unaudited)

	First Quarter Ended
	11/1/13	11/2/12
Units in operation:
Open at beginning of period	624	616
Opened during period	1	4

Open at end of period	625	620

Total revenue: (In thousands)
Restaurant	$521,947	$504,314
Retail	127,194	123,137

Total revenue	$649,141	$627,451

Cost of goods sold: (In thousands)
Restaurant	$142,596	$135,183
Retail	63,333	62,675

Total cost of goods sold	$205,929	$197,858

Average unit volume: (In thousands)
Restaurant	$836.1	$815.1
Retail	203.7	199.1

Total	$1,039.8	$1,014.2

Operating weeks:	8,116	8,043

	Q1 2014 vs. Q1 2013
Comparable store sales period-to-period increase:
Restaurant	2.8%
Retail	2.5%

Number of locations in comparable store base	609

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Cracker Barrel Reports First Quarter Results

November 26, 2013

CRACKER BARREL OLD COUNTRY STORE, INC.

Reconciliation of GAAP basis operating

results to adjusted non-GAAP operating results

(Unaudited and in thousands)

The Company makes reference in this release to “adjusted operating income,” “adjusted net income,” “adjusted earnings per diluted share,” and “adjusted general and administrative expenses,” excluding the impact of severance and proxy contest expenses. The Company believes that excluding these items and their related tax effects from its financial results reflects operating results that are more indicative of the Company’s ongoing operating performance while improving comparability to prior periods, and as such, may provide investors with an enhanced understanding of the Company’s past financial performance and prospects for the future. This information is not intended to be considered in isolation or as a substitute for operating income, net income, or earnings per share or expense information prepared in accordance with GAAP.

	First Quarter ended November 1, 2013
	As Reported	Adjust (1)	As Adjusted
Store operating income	$81,124	$—	$81,124
General and administrative expenses	36,887	(2,824)	34,063

Operating income	44,237	2,824	47,061
Interest Expense	4,407		4,407

Pretax income	39,830	2,824	42,654
Provision for income taxes	12,670	898	13,568

Net income	$27,160	$1,926	$29,086

Earning per share - Basic	$1.14	$0.08	$1.22
Earning per share - Diluted	$1.14	$0.08	$1.22

	First Quarter ended November 2, 2012
	As Reported	Adjust (1), (2)	As Adjusted
Store operating income	80,989		80,989
General and administrative expenses	35,681	(3,908)	31,773

Operating income	45,308	3,908	49,216
Interest Expense	10,712	—	10,712

Pretax income	34,596	3,908	38,504
Provision for income taxes	11,404	1,288	12,692

Net income	$23,192	$2,620	$25,812

Earning per share - Basic	$0.98	$0.11	$1.09
Earning per share - Diluted	$0.97	$0.11	$1.08

(1)	Proxy contest costs and related tax effects.
(2)	Severance and related costs and tax effects.

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